EXHIBIT 10.3

                                  OFFICE LEASE

                               4041 CENTRAL PLAZA



LANDLORD          METROPOLITAN LIFE INSURANCE COMPANY
                  -----------------------------------------

TENANT            PHOENIX INDEMNITY INSURANCE COMPANY
                  -----------------------------------------

SUITE(S)          840
                  -----------------------------------------

DATE              JANUARY 6, 2000
                  -----------------------------------------

                            IDENTIFICATION OF PARTIES

      THIS OFFICE LEASE is made as of the 3rd day of March, 2000, by and between Metropolitan Life Insurance Company, a New York corporation ("Landlord") and Phoenix Indemnity Insurance Company, whose address is 4041 North Central Avenue, Suite 1900, Phoenix, Arizona 85012 ("Tenant").

                               BASIC LEASE TERMS:

SUITE NO(S).                  840
(Article 1)                 -----------------------------------------
                             (the "Suite")

BUILDING:                     4041 CENTRAL PLAZA
                            -----------------------------------------

FLOOR:                        EIGHT (8TH)
                            -----------------------------------------

COMMENCEMENT
DATE:                         APRIL 1, 2000
(Article 1)                 -----------------------------------------


EXPIRATION
DATE:                         MARCH 31, 2003
(Article 1)                 -----------------------------------------

RENTABLE AREA
OF PREMISES:                  2,730
(Article 2)                 -----------------------------------------

BASE RENT:                       Effective Dates                  Amount
(Article 2)                   04/01/00 through 03/31/01           $17.00 PSF
                              --------         --------           ----------
                              04/01/01 through 03/31/02           $18.00 PSF
                              --------         --------           ----------
                              04/01/02 through 03/31/03           $19.00 PSF
                              --------         --------           ----------

TENANT'S PRO
RATA SHARE:                   .0070%
(Articles 3 and 25)         -----------------------------------------

BASE TAX YEAR:                2000
(Article 3)                 -----------------------------------------

BASE EXPENSE
YEAR:                         2000
(Article 3)                 -----------------------------------------

CURRENT ELEC-
TRIC SERVICE
PROVIDER:                     ARIZONA PUBLIC SERVICE COMPANY
(Article 7)                 -----------------------------------------

ADDITIONAL
INSUREDS:                     SSR REALTY ADVISORS, INC., INSIGNIA/ESG
(Article 11)                -----------------------------------------

ADDITIONAL                  -----------------------------------------
ADDRESS FOR                 -----------------------------------------
NOTICES TO                  -----------------------------------------
LANDLORD:                   -----------------------------------------
(Article 33)                -----------------------------------------

REAL ESTATE
BROKERS:                      TRANSWESTERN COMMERCIAL SERVICES
(Article 34)                -----------------------------------------

SECURITY
DEPOSIT:                      TO BE WAIVED
(Article 35)                -----------------------------------------

                                    ARTICLE 1

                                Premises and Term

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Suite(s) ("Premises") described or shown on the floor plan attached as EXHIBIT "A" hereto in the complex of buildings known as 4041 CENTRAL PLAZA ("Building") located at 4041 North Central Avenue, Phoenix, Arizona 85012 ("Property," as further described in Article 25), subject to the provisions herein contained. The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date unless sooner terminated as provided herein. The Commencement Date shall be subject to adjustment as provided in Article 4. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is set forth under Basic Lease Terms and the rentable area of the Property is 392,123 square feet.

                                    ARTICLE 2

                                    Base Rent

      Tenant shall pay Landlord monthly Base Rent in the applicable amount set forth under Basic Lease Terms in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month for which Base Rent shall be due shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month.

                                    ARTICLE 3

                                 Additional Rent

      (A) Taxes. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes in excess of the amount of Taxes paid by Landlord during the Base Tax Year. The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25 and "Tenant's Pro Share" shall be the percentage set forth under Basic Lease Terms.

      (B) Operating Expenses. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses in excess of the amount of Operating Expenses paid by Landlord during the Base Expense Year. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25 and "Tenant's Prorata Share" shall be the percentage set forth under Basic Lease Terms. Controllable expenses shall be capped at seven (7%) percent per annum.

      (C)   [INTENTIONALLY OMITTED.]

      (D) Manner of Payment. Taxes and Operating Expenses shall be paid in the following manner:

            (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

            (ii) Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Year, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

            (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

            (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the Statement.

            (v)   [INTENTIONALLY OMITTED.]

            (vi) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change from time to time the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses. In no event shall a decrease in Taxes or Operating Expenses below the Base Year amounts ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant.

      (E) Proration. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, as well as the Base Year amounts, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred sixty-five (365).

      (F) Landlord's Records. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, including the Base Years, includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable, prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes and Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than five percent (5%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

      (G) Rent and Other Charges. Base Rent, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith are sometimes herein referred to collectively as "Rent", and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.

                                    ARTICLE 4

                              Commencement of Term

      The Commencement Date set forth in Article 1 shall be delayed and Rent shall be abated to the extent that Landlord fails: (i) to substantially complete any improvements to the Premises required to be performed by Landlord under any separate agreement signed by both parties, or (ii) to deliver possession of the Premises for any other reason, including, but not limited to, holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to either such failures. If Landlord so fails for a ninety (90) day initial grace period, or such additional time as may be necessary due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of Tenant or other Persons, or other causes beyond Landlord's reasonable control, Tenant shall have the right, at any time thereafter until Landlord substantially completes any such improvements and delivers the Premises to Tenant, to give Landlord written notice that Tenant wishes to terminate this Lease. This Lease shall thereupon terminate thirty (30) days after Landlord's receipt of such notice unless Landlord substantially completes any such improvements and delivers possession to Tenant on or before expiration of such thirty (30) day period. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease described above. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder and any Security Deposit and Rent payments shall be returned to Tenant. If the Commencement Date is delayed, the Expiration Date shall not be similarly extended unless Landlord shall so elect (in which case, the parties shall confirm the same in writing). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. If Tenant shall be permitted to enter the Premises prior to the Commencement Date for the purpose of occupying the same, Rent shall commence on such date, and if Tenant shall commence occupying only a portion of the Premises prior to the Commencement Date, Rent shall be prorated based on the number of rentable square feet occupied by Tenant. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any work required under this Lease or any separate agreement entered in connection herewith.

                                    ARTICLE 5

                              Condition of Premises

      Tenant has inspected the Premises, Property, Systems and Equipment (as defined in Article 25), or has had an opportunity to do so, and agrees to accept the same "As-Is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as expressly provided in any separate agreement that may be signed by the parties.

      Tenant shall comply with, and shall ensure that the Premises will at all times be constructed and maintained in conformance with, the Americans With Disabilities Act, 42 U.S.C. ss. 12101, et seq. ("ADA"), and all similaR local, state and federal laws and regulations of such import, whether now or hereafter enacted or promulgated. Tenant shall indemnify Landlord in connection with any such violation or allegation thereof. Tenant shall, within thirty (30) days of a request by Landlord, deliver to Landlord a certification to Landlord by a licensed architect that the Premises comply with the ADA and all other such laws and regulations. Tenant's failure to furnish such certification shall be a Default under this Lease.

                                    ARTICLE 6

                                  Use and Rules

      Tenant shall use the Premises for offices and no other purpose whatsoever, in compliance with all applicable laws and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend the Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                                    ARTICLE 7

                             Services and Utilities

      Landlord shall provide the following services and utilities (the cost of which shall be included in the Operating Expenses unless otherwise stated herein or in any separate rider hereto):

      (A) Electricity for standard office lighting fixtures, equipment and accessories customary for offices (up to 280 hours per month) where: (1) the connected electrical load of all of the same does not exceed an average of 4 watts per square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises); (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building); and (3) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded. Should Tenant desire to install additional equipment which may increase Tenant's electrical consumption, Landlord may elect at Tenant's expense, to have a meter(s) installed to monitor Tenant's usage and invoice Tenant for such additional usage.

      (B) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable law, for occupancy of the Premises under normal business operations, from 8:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday upon written request by 3:00 p.m. the preceding Friday, except on Holidays (as defined in Article 25). Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor.

      (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

      (D) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises, the kitchen area, cooking devices and utensils are excluded.

      (E) Operatorless passenger elevator service (if the Property has such equipment serving the Premises) and freight elevator service (if the Property has such equipment serving the Premises and subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

      Tenant shall not waste or use needlessly any such utilities or services and Tenant shall reimburse Landlord for the cost of any such utilities or services which are wasted or needlessly used in the Premises.

      Landlord shall seek to provide such extra utilities or services as Tenant may from to time request if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 25), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed or, if billed separately, shall be due within twenty (20) days after such billing.

      Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article or wasted by the Tenant (including a system for Landlord's engineer to reasonably estimate any such excess usage or waste). If such system indicates such excess or wasted services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such meters or other system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) and Landlord's reasonable charges for such amount of excess or wasted services or utilities used by Tenant.

      Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control.

      Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider (defined below) or any Alternate Service Provider (defined below) is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

      Landlord has advised Tenant that the Current Electric Service Provider is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing and if permitted by Law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Current Electric Service Provider.

      Tenant shall cooperate with Landlord, the Current Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Current Electric Service Provider and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

                                    ARTICLE 8

                              Alterations and Liens

      Tenant shall make no additions, changes, alterations or improvements (the "Work") to the Premises or the Systems and Equipment (as defined in Article 25) pertaining to the Premises Without the prior written consent of Landlord. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Work will be done. All Work shall be performed in a good and workmanlike manner, all materials used shall be of a quality comparable to or better than those in the Premises and Property, all work and materials shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Work. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work.

      Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises (or such additional time as may be necessary under applicable laws) in order to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord. If Tenant shall fail to do so, Landlord, without limitation as to other remedies available to Landlord under this Lease, may pay the amount necessary to remove such lien or encumbrance without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or the Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or the Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void or, at Landlord's option, shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and the Premises.

                                    ARTICLE 9

                                     Repairs

      Except for customary cleaning and trash removal provided by Landlord under
Article 7 and damage covered under Article 10, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including, without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant, at Tenant's expense, shall promptly arrange for the same to be performed through Landlord (for such reasonable charge as Landlord may from time to time establish), such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord against and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises which are needed, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises or of the acts or omissions of Tenant or its employees, agents, contractors or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence or for damage covered under Article 10, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in the Operating Expenses, as described in Article 25, except as limited therein).

                                   ARTICLE 10

                                 Casualty Damage

      If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantiate the condition prior to the casualty, except for modifications required by zoning and building codes and other laws or by any Holder (as defined in Article 25) and any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired); provided, however, Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors or for injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises) if the Property shall be materially damaged by Tenant or its employees or agents or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot be reasonably completed within one hundred twenty (120) days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, (c) any material damage occurs to the Premises during the last twelve (12) months of the Term, (d) any Holder (as defined in Article 25) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), (e) the damage is not fully covered by Landlord's insurance policies, or (f) the cost of the repairs, alterations, restoration or improvement work to the Property or any portion thereof would exceed twenty-five percent (25%) of the replacement value of the Building or the nature of such work would make termination of this Lease necessary or convenient. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage and waives any other rights Tenant may have under any applicable law to terminate this Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Article 10 represents the entire agreement between the parties respecting damage to the Premises or the Property.

                                   ARTICLE 11

                 Insurance, Subrogation and Waiver of Claims

      Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than One Million ($1,000,000) combined single limit for personal injury, bodily injury or death or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute; primary, non-contributory, extended coverage or "all-risk" property damage insurance in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings and such risks required to be covered by Tenant's insurance and subject to reasonable deductible amounts) or such other amount necessary to prevent Landlord from being co-insured; and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined in Article 25).

      Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord, the Additional Insureds set forth under Basic Lease Terms and such other affiliates of or managers for Landlord as Landlord shall specify in writing to Tenant as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least twenty (20) days prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies". All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective, property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive ail rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that, so long as no material additional premium is charged therefor, their respective insurance policies are, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

                                   ARTICLE 12

                                  Condemnation

      If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose; if any adjacent property or street shall be so taken or condemned or shall be reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property; or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation; then Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures which belong to Tenant and are removable by Tenant upon expiration of the Term and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken and this Lease shall not be so terminated, the Rent shall be proportionately abated.

      Notwithstanding the foregoing, if only the temporary use of the whole or any part of the Premises shall be taken by condemnation or eminent domain, the Term shall not be reduced or affected in any way. In such event Tenant shall continue to pay the Rent and other charges herein reserved, without reduction or abatement and, except to the extent that Tenant is prevented from so doing by reason of any order of the condemning authority, Tenant shall continue to perform and observe all of the other covenants, conditions and agreements of this Lease to be performed or observed by Tenant as though such taking had not occurred. In the event of any such temporary condemnation Tenant shall also, so long as it is otherwise in compliance with the provisions of this Lease, be entitled to receive for itself any and all awards or payments made for such use of that portion of the Premises so taken; provided, however, that Tenant shall repair any and all damage to the Premises (whether or not covered by any award to Tenant) caused by such temporary condemnation.

                                   ARTICLE 13

                              Return of Possession

      At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear excepted; surrender all keys, any key cards, and any parking stickers or cards, to Landlord; advise Landlord as to the combination of any locks or vaults then remaining in the Premises; and remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall, except as hereafter specifically provided, be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Anything in the foregoing to the contrary notwithstanding, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided, however, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease (except as expressly provided to the contrary therein) or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 14

                                  Holding Over

      Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Base Rent then applicable (or the highest amount permitted by law, whichever shall be less), prorated on per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of this Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                                   ARTICLE 15

                                    No Waiver

      No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full `amount due. The acceptance of Rent or the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 16

                         Attorneys' Fees and Jury Trial

      In the event of any litigation between the parties, the prevailing party in the final adjudication of such action shall be entitled to obtain, as part of the judgment, ail reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable law. In any situation where a default by Tenant occurs and is resolved without litigation, Tenant shall also pay all of Landlord's costs and attorneys' fees relating thereto. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 17

             Personal Property Taxes, Rent Taxes and Other Taxes

      (A) Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and upon any Work to the Premises under Article 8. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property.

      (B) Rent and Other Taxes. Tenant shall also pay any rent tax, sales tax, excise tax, transaction privilege tax, service tax, transfer tax, value added tax and other applicable tax on the Rent or services herein or otherwise respecting this Lease. Each such tax shall be paid simultaneously with the payment by Tenant to Landlord of the Base Rent or other charge to which such tax is attributable or, in the case of a tax not attributable to Base Rent or other charges, at such time as Landlord shall demand payment thereof.

                                   ARTICLE 18

                              Reasonable Approvals

      Whenever Landlord's approval or consent is expressly required under this Lease (including Article 21) or any other agreement between the parties, Landlord shall not unreasonably withhold or delay such approval or consent (reasonableness being a condition to Landlord's enforcement of such consent or approval requirement and not a covenant by Landlord) except with respect to matters affecting the structure, safety or security of the Property or the appearance of the Property from any common or public areas.

                                   ARTICLE 19

              Subordination, Attornment and Mortgagee Protection

      This Lease is subject and subordinate to all Mortgages (as defined in Article 25) now or hereafter placed upon the Property and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment); (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder; or (iii) bound by any modification of this Lease not consented to by such Holder. Any Holder (as defined in Article 25) may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to the serving of such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases or otherwise) of the address of such Holder. Tenant further agrees that, if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required for cure due to causes beyond such Holder's control, including but not limited to time needed in order for the Holder to obtain possession of the Property by power of sale or judicial action) and Tenant shall not exercise any remedies which may be available to Tenant while the Holder has the right to cure any such default. Tenant shall execute such documentation as Landlord may reasonably request from time to time in order to confirm the matters set forth in this Article, which documentation shall be in recordable form if requested by Landlord.

                                   ARTICLE 20

                              Estoppel Certificate

      Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver to Landlord or such other Person or Persons as may be designated by Landlord a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor), any dates to which the Rent has been paid in advance and the amount of any Security Deposit; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; and (iii) certifying such other matters as Landlord may reasonably request or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 21

                            Assignment and Subletting

      (A) Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, by operation of law or otherwise; (ii) sublet the Premises or any part thereof, or
(iii) permit the use of the Premises by any Persons (as defined in Article 25) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date of such Transfer (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant's notice); (b) the portion of the Premises to be Transferred (herein called the "Subject Space"); (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer; (d) current financial statements of the proposed Transferee, certified by an officer, partner or owner thereof; (e) other information which will assist Landlord in assessing the financial responsibility, character, and reputation of the proposed Transferee, the nature of such Transferee's business and the proposed use of the Subject Space; and (f) such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect and/or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay to Landlord $300.00 for Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

      (B) Approval. Landlord will not unreasonably withhold its consent (as provided in Article 18) to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property or would be a significantly less prestigious occupant of the Property than Tenant; (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes; (iv) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Property; (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer; or (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer.

      (C) Transfer Premium. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

      (D) Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or, at Landlord's option, shall cause the Transfer to be made to Landlord or Landlord's agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect and, upon request of either party, the parties shall execute written confirmation of the same.

      (E) Terms of Consent. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including, among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified; (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant; (d) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease and, if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall default and fail to cure within the time permitted by cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

      (F) Certain Transfers. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the occurrence of any of the following: (i) the withdrawal or change, whether voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period and (ii) the dissolution of the partnership; (b) if Tenant is a closely held corporation (i.e., a corporation whose stock is not publicly held and not traded through an exchange or over the counter), the occurrence of any of the following: (i) the dissolution, merger, consolidation or other reorganization of Tenant; and (ii) the occurrence within a twelve month period of either of the following events: the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or the sale, mortgage, hypothecation or pledge or more than an aggregate of fifty percent (50%) of Tenant's net assets; and (c) if Tenant is a limited liability company, the occurrence of any of the following events: (i) the withdrawal or change, whether voluntary, involuntary or by operation of law, of a majority of the members, or a transfer of a majority of member interests, within a twelve (12) month period; (ii) a dissolution of the limited liability company; and (iii) a change in the manager of the limited liability company.

                                   ARTICLE 22

                           Rights Reserved by Landlord

      Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement. of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

      (A) To change the name or street address of the Property; install and maintain signs on the exterior or interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

      (B) To enter the Premises at reasonable hours for reasonable purposes, including but not limited to inspecting the Premises; supplying cleaning service or other services to be provided Tenant hereunder; showing the Premises at reasonable hours to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers; and, if Tenant shall abandon the Premises at any time or shall vacate the same during the last three
(3) months of the Term, decorating, remodeling, repairing, or altering the Premises after such abandonment or vacating.

      (C) In case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition or the threat thereof, to limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein.

      (D) To decorate and make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof and to any adjacent building, structure, parking facility, land, street or alley (including, without limitation, changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings now existing or hereafter constructed). In connection with such matters or with any other repairs, maintenance, improvements or alterations in or about the Property, Landlord may enter upon the Premises, may erect upon or about the Premises scaffolding and other structures reasonably required, may take into and upon or through the Premises all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways and corridors.

      (E) To substitute for the Premises other premises (herein referred to as the "new premises") at the Property or another comparable building, provided:
(i) the new premises shall be similar to the Premises in the amount of area;
(ii) Landlord shall give Tenant at least thirty (30) days written notice before making such change; and (iii) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises and improving the new premises so that they are substantially similar to the Premises; and (b) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. The parties shall execute an amendment to the Lease confirming the change within thirty (30) days after either party shall request the same.

      In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies or for routine cleaning or other routine matters); and (b) take reasonable steps to minimize any interference with Tenant's business.

                                   ARTICLE 23

                               Landlord's Remedies

      (A) Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant which, if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B) below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within ten (10) days after notice; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant, other than the payment of Rent or as provided below, unless such failure is cured within thirty (30) days after notice or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice (provided, if the nature of Tenant's failure is such that more than five (5) days time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iv) vacation of all or a substantial portion of the Premises for more than thirty (30) consecutive days or the failure to take possession of the Premises within sixty (60) days after the Commencement Date;
(v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein or any material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21; (vii) termination or cancellation of any guaranty of this Lease by any Guarantor or as a result of any circumstances; (viii) failure by Tenant to cure within any applicable times permitted thereunder any default under any other lease for space at the Property or any other buildings owned or managed by Landlord or its affiliates, now or hereafter entered into by Tenant (and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord's election, constitute a default under any such other lease or leases). Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

      (B) Remedies. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which rights and remedies shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this Lease:

            (i) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a sum of money equal to: (a) any unpaid Rent as of the termination date including interest at the Default Rate (as defined in Article 25); (b) any unpaid Rent which would have accrued after the termination date through the time of award including interest at the Default Rate, less such loss of Rent that Tenant proves could have been reasonably avoided; (c) any unpaid Rent which would have accrued after the time of award during the balance of the Term, less such loss of Rent that Tenant proves could be reasonably avoided; and (d) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including, without limitation, all Costs of Reletting (as defined in Paragraph
(G)). For purposes of computing the amount of Rent herein that would have accrued after the time of the award, Tenant's Prorata Share of Taxes and Operating Expenses and CPI Escalation Amounts shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

            (ii) If applicable law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such law permits and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate; (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award, including interest at the Default Rate, less any Net Re-Letting Proceeds (as defined in Paragraph (G)) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided; and (c) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including, without limitation, all Costs of Reletting (as defined in Paragraph (G)). Landlord may bring suits for any of such amounts or portions thereof, at any time of times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

      (C) Specific Performance; Collection of Rent and Acceleration. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B) above or under any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, to specifically enforce this Lease, and to restrain or enjoin a violation or breach of any provision hereof; and (ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's Prorata Share of Taxes and Operating Expenses for the remainder of the Term shall be projected, based upon the average rate increase, if any, in such items from the Commencement Date through the date of such declaration); provided, Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Re-Letting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

      (D) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to the greater of eight percent (8%) of such overdue amount or $200.00. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs and charges Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

      (E) Interest. Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article 25) until payment is received by Landlord. Such interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

      (F) Payment or Performance by Landlord. Landlord may, at Landlord's option and without any obligation to do so, pay any sum or do any act which Tenant has failed to pay or do at the time Tenant was obligated to make such payment or perform such act and Landlord shall be entitled to recover from Tenant, upon demand, all sums expended by Landlord in making such payment or performing such act, together with interest thereon at the Default Rate (as defined in Article
25) from the date of expenditure until repaid by Tenant. Such sum and interest shall be deemed Rent under this Lease.

      (G) Certain Definitions. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include, without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

      (H) Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession or to accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless in each such case express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement Laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrued after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                   ARTICLE 24

                            Landlord's Right to Cure

      If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder, nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant to Landlord specifying with particularity the nature of Landlord's nonperformance; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord and shall have no right to withhold, set-off, or abate Rent, except as provided herein.

                                   ARTICLE 25

                     Captions, Definitions and Severability

      The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, such finding shall not affect, impair or invalidate any other terms or provisions hereof or their enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

      (A) "Building" shall mean the structure identified in Article 1 of this Lease.

      (B)   [INTENTIONALLY OMITTED.]

      (C) "Default Rate" shall mean twelve percent (12%) per annum or, if one is established, the highest rate permitted by applicable law, whichever shall be less.

      (D) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

      (E) "Holidays" shall mean all federally observed holidays, including without limitation New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day and, to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

      (F) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be; the singular shall include the plural, and the neuter shall include the masculine and feminine; and, if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, members, managers, principals, agents, affiliates, successors and assigns.

      (G) "Law" shall mean all federal state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies, decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

      (H) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building or any part thereof, all renewals, modifications, consolidations, replacements or extensions thereof, all indebtedness now or hereafter secured thereby and all interest thereon.

      (I) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year that occurs in whole or in part during the Term, if such payment shall be made because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including, without limitation, any amounts paid for: (a) utilities for the Property, including, but not limited to, electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating; (b) permits, licenses and certificates solely necessary to operate, manage and lease the Property; (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease; (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; (e) accounting, legal, inspection, consulting, concierge and other services; (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts); (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (h) payments under any easement, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs in any planned development; (i) all costs, charges and expenses incurred by Landlord in connection with any change of any company providing electricity service including, without limitation, maintenance, repair, installation and service costs associated therewith; and
(j) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components); janitorial service; alarm and security service; window cleaning; trash removal; elevator maintenance; cleaning of walks; parking facilities and building walls; removal of ice and snow; replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways; re-paving and re-striping parking facilities; and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. If Landlord makes such an adjustment, Landlord shall make a comparable adjustment for the Base Expense Year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

            (i) depreciation, interest and amortization on Mortgages and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to, and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; and costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

            (ii) items not specifically described above which may be deemed capital expenditures, except those (a) made primarily to reduce Operating Expenses or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition; provided, all such capital expenditures which are included in Operating Expenses (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives; (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures; or (iii) three (3) years.

      (J) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, limited liability company and other entity.

      (K) "Property" shall mean the Building; any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building; all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located; and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith; whether title to any of the foregoing is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 25), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property there above, and the use thereof, together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord and not demised to Tenant. If the Building shall be part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, the Property shall, at Landlord's option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total square footage of the Property in Article 1.

      (L) "Rent" shall have the meaning specified therefor in Article 3(G).

      (M) "Systems and Equipment" shall mean (i) any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, and (ii) all other mechanical, electrical, electronic, computer and other systems or equipment for the Property.

      (N) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind or nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessment, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority), because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall in included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards such taxes during such year, to Tenant's last known address. If Taxes for the Base Tax Year are reduced as a result of protest, by means of agreement, as the result of legal proceedings or otherwise, Landlord shall adjust Tenant's obligations for Taxes in all years following the Base Tax Year, and Tenant shall pay Landlord within thirty (30) days after notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. If Taxes for any period during the Term or any extension thereof shall be increased, after payment thereof by Landlord, for any reason including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, the elimination, invalidity or withdrawal of any tax abatement or any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

      (O) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Taxes and Operating Expenses are being determined, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a loan or conversion factor to reflect a share of certain areas, which areas may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which area Landlord may reasonably re-determine from time to time to reflect re-configurations, additions, or modifications to the Property. If the Property or any development of which it is a part shall contain non-office uses, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes and Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants and exclude the rentable area of their premises in computing Tenant's Prorata Share. If the Property shall be part of or shall include a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, Landlord may allocate Taxes and Operating Expenses within such complex, development or group, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses based upon the totals of each of the same for all buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings.

                                   ARTICLE 26

                      Conveyance by Landlord and Liability

      In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located to another Person (and nothing contained herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit; Tenant shall attorn to such other Person; and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof thereafter received). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof thereafter received) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, members, managers, agents and employees, and their respective beneficiaries, officers, directors, trustees, shareholders, agents, employees, partners, members, managers, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), trustee or beneficiary (if Landlord or any partner of Landlord is a trust) or member or manager (if Landlord is a limited liability company) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof thereafter received), to the extent of Landlord's liability insurance coverage available for such claims.

                                   ARTICLE 27

                                 Indemnification

      Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including, without limitation, court costs and attorneys' fees, (A) arising from or relating to any loss of life or damage or injury to person, property or business occurring in or from the Premises; (B) caused by or connected with any violation of this Lease; or (C) arising from any use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees.

                                   ARTICLE 28

              Safety and Security Devices, Services and Programs

      The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, may malfunction, or may be circumvented by a criminal is assumed by Tenant with respect to Tenant's property and interests. Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by law.

                                   ARTICLE 29

                        Communications and Computer Lines

      Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 8; (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices and shall not interfere with the use of any then existing Lines at the Property; (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion; (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises; (f) Tenant's rights shall be subject to the rights of any regulated telephone company; and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, which are at any time in violation of any Laws or which represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party) within three (3) days after written notice.

      Landlord may (but shall not have the obligation to): (a) install new Lines at the Property; (b) create additional space for Lines at the Property; and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant or may include those costs and all other costs in Operating Expenses under Article 25 (including, without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed in Article 25.

      Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from, the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, caused by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, caused by any other problems associated with any Lines, or resulting from any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                   ARTICLE 30

                               Hazardous Materials

      Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose of, release or discharge any "Hazardous Material" (as defined below) upon or about the Property or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 6); provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and strictly in accordance with applicable Law and the manufacturers' instructions therefor; (b) such substances shall not be disposed of, released or discharged on the Property and shall be transported to and from the Premises in compliance with all applicable Laws and as Landlord shall reasonably require;
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substance be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord) and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

      Tenant shall promptly notify Landlord of (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property; (b) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material; (c) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises; and (d) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS, including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid, levels of polychlorinated biphenyls, radon gas and similar compounds, and also any additional or different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

      If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall, unless Landlord elects to perform such work as hereinafter provided, immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies) and shall include, without limitation, any testing, investigation and preparation and/or implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange at Tenant's expense for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord (without limiting Landlord's other remedies under this Lease or applicable Law).

      Anything in the foregoing to the contrary notwithstanding, Landlord may also elect, at Landlord's sole discretion, to perform any such clean up and removal work. Landlord and Landlord's agents shall have the right to enter the Premises at all times to inspect, monitor and/or perform clean up and removal work. All expenses incurred by Landlord in performing such clean up and removal work are payable by Tenant, upon Landlord's demand, with interest thereon, as provided in Article 23(F).

      If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 10 to the extent that the Premises or common areas serving the Premises are affected thereby. In such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 10.

                                   ARTICLE 31

                                  Miscellaneous

      (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

      (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

      (C) This Lease shall be construed in accordance with the Laws of the State of Arizona.

      (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

      (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term free of lawful claims by any Person acting by or through Landlord.

      (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

      (G) If the Commencement Date is delayed in accordance with Article 4 for more than one year, Landlord may declare this Lease null and void and, if the Commencement Date is so delayed for more than seven (7) years, this Lease shall thereupon become null and void without further action by either party.

      (H) Time is of the essence of this Lease and each and every provision hereof.

      (I) Tenant represents, warrants and covenants that it. is acting on its own behalf and that as of the date hereof and during the immediately preceding twelve month period, neither it nor any of its "Affiliates" (as defined in Department of Labor Class Exemption 84-14, Section V(C), shall have exercised the authority to: (i) appoint or terminate Metropolitan Life Insurance Company, SSR Realty Advisors, Inc. or any other entity as investment manager (hereafter "Manager") of the plan known as the Insurance and Retirement Program of Metropolitan Life Insurance Company ("Met I&R"), or (ii) negotiate the terms of any management agreement between the Manager and Met I&R.

      (J) The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.), and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local Laws ("Local Barriers Acts"), as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") established requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Property depending on, among other things: (a) whether Tenant's business is deemed a "public accommodation" or "commercial facility"; (b) whether such requirements are "readily achievable"; and (c) whether a given alteration affects a prime "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (i) Landlord shall perform any required ADA Title III and related Local Barriers Acts compliance in the common areas, except as provided below; (ii) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises; and (iii) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts required and relating to Landlord's employees.

                                   ARTICLE 32

                                 Offer by Tenant

      The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord but shall rather be the solicitation of such an offer from Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of seven
(7) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord's option (and shall if required by applicable Law), deposit any security deposit and Rent, proceed with any plans, specifications, alterations or improvements and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                   ARTICLE 33

                                     Notices

      Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property shall be in writing and shall be served personally, by national air courier service or by United States certified mail, return receipt requested, postage prepaid. All services by courier or mailing shall be addressed, if to Tenant, at the address first set forth in the Lease until the Commencement Date and thereafter to Tenant at the Premises, and if to Landlord, at the address at which the last payment of Rent was required to be made and also at the address specified under Basic Lease Terms, or to such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force and effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 34

                               Real Estate Brokers

      Tenant represents that Tenant has dealt only with the Real Estate Brokers designated under the Basic Lease Terms (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                   ARTICLE 35

                                Security Deposit

      [INTENTIONALLY OMITTED.]

                                   ARTICLE 36

                                      ERISA

      Tenant hereby represents and warrants to Landlord that (a) Tenant is not a "party" in interest," within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended, or a "disqualified person," within the meaning of Section 4975 of the internal Revenue Code of 1986, as amended, with respect to any retirement or pension plan of Metropolitan Life Insurance Company; and (b) no portion of or interest in this Agreement or the Lease will be treated as a "plan asset" within the meaning of regulation 29 CFR,
Section 2510.3 - 101, as issued by the Department of Labor.

                                   ARTICLE 37

                                Entire Agreement

      This Lease, together with the Riders, Exhibits and Additional Documents listed in the Table of Contents (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH HEREIN), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect except any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matters, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease nor any Riders, Exhibits or Additional Documents referred to above may be modified except in a writing signed by both parties. In the case of conflict, the provisions of the Riders, Exhibits or other attachments shall prevail over the provision of this Lease.

      LANDLORD:               METROPOLITAN LIFE INSURANCE  COMPANY,  on behalf
                              of a commingled separate account

                              By:   SSR Realty  Advisors,  Inc. its Investment
                                     Advisor

                                    By: /S/ S. BOTEN
                                        ---------------------------------------
                                          Its Asset Manager

      TENANT:                 Phoenix Indemnity Insurance Company


                              By: /S/ JOSEPH G. SMITH
                                  ---------------------------------------------
                                  Print Name: JOSEPH G. SMITH
                                  Its: PRESIDENT